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                                  EXHIBIT 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                                  Successor
                                                      Predecessor Company          Company
                                                 --------------------------------------------
                                                  Year Ended      Year Ended      Year Ended
                                                 December 31,    December 31,    December 31,
                                                    2000             2001            2002
                                                 ------------    ------------    ------------
                                                                 (in thousands)
Loss from continuing operations..............    $  (24,784)     $ (143,406)     $   (4,993)
Add fixed charges ...........................
Interest costs including amortization
 of debt issuance cost ......................        16,070          19,465          14,148
                                                 ----------      ----------      ----------
    Earnings (loss) before fixed
     charges ................................    $   (8,714)     $ (123,941)     $   (9,155)
                                                 ==========      ==========      ==========
Fixed charges:
  Interest expense including
   amortization of debt issuance
   costs ....................................        16,070          19,465          14,148
  Capitalized interest ......................            --              --              --
                                                 ----------      ----------      ----------
    Total fixed charges .....................    $   16,070      $   19,465      $   14,148
                                                 ==========      ==========      ==========
Deficiency of earnings to cover fixed
 charges ....................................    $   24,784      $  143,406      $    4,993
                                                 ==========      ==========      ==========
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